EXHIBIT 99.1

QCR Holdings, Inc. Announces Second Quarter Earnings and Successful Closing of Springfield Merger

Q2 2018 Highlights

  Completion of merger with Springfield Bancshares, Inc. on July 1, 2018
  Net income of $10.4 million, or $0.73 per diluted share
  Core net income (non-GAAP) of $10.9 million, or $0.77 per diluted share
  Annualized loan and lease growth of 7.8% for the quarter and 10.1% year-to-date
  Annualized noninterest income growth of 17.4%

MOLINE, Ill., July 19, 2018 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (NASDAQ:QCRH) (the “Company”), today announced net income of $10.4 million and diluted earnings per share (“EPS”) of $0.73 for the second quarter of 2018, compared to net income of $10.6 million and diluted EPS of $0.74 for the first quarter of 2018. The second quarter results included $0.5 million of acquisition and post-acquisition compensation, transition and integration costs (after-tax), compared to $0.1 million of similar costs in the first quarter of 2018. Excluding these non-core items, the Company reported core net income (non-GAAP) of $10.9 million and core diluted EPS of $0.77 for the second quarter of 2018, compared to core net income (non-GAAP) of $10.6 million and core diluted EPS of $0.75 for the first quarter of 2018  For the second quarter of 2017, the Company reported net income of $8.8 million and diluted EPS of $0.65.

For the six months ended June 30, 2018, the Company reported net income of $21.0 million, and diluted EPS of $1.48. Excluding non-core items, the Company reported core net income (non-GAAP) of $21.5 million  and core diluted EPS of $1.51. By comparison, for the six months ended June 30, 2017, the Company reported net income of $18.0 million and diluted EPS of $1.33.

Completed merger with SFC Bank, Springfield, Missouri

Effective July 1, 2018, the Company completed its previously announced merger with Springfield Bancshares, Inc., the holding company of Springfield First Community Bank (“SFC Bank”).  Established as a de novo bank in 2008, SFC Bank is headquartered in Springfield, Missouri and, as a result of the transaction, became the Company’s fifth independent charter. SFC Bank had approximately $573 million in assets, $487 million in loans and $439 million in deposits as of June 30, 2018.

“We are generally pleased with our core operating performance for the second quarter,” commented Douglas M. Hultquist, President and Chief Executive Officer. “We recorded another solid quarter of net income, driven by continued organic loan growth, strong fee income, improved credit quality and careful management of noninterest expenses. We recently welcomed the clients, employees and shareholders of SFC Bank into the QCR Holdings family on July 1st, less than 75 days from the initial announcement date of the transaction. We are excited they have joined us, as this merger fits well with our strategic growth plans by combining two high-performing financial institutions who share similar values and approaches to client service and community involvement. The merger also positions us to continue growing our franchise and creating value for our shareholders."

Annualized Loan and Lease Growth of 7.8% for the Quarter
And 10.1% Year-to-Date

During the second quarter of 2018, the Company’s total assets increased $80.6 million, to a total of $4.1 billion, while total loans and leases grew $59.9 million, or 2.0% on a linked quarter basis. Loan and lease growth was primarily funded by an increase in core deposits and short-term borrowings.  Core deposits (excluding brokered deposits) increased $61.7 million, or 2.0% on a linked quarter basis.

“Annualized organic loan and lease growth was 7.8% during the second quarter. Combined with strong growth in the first quarter, the first six months of 2018 produced an annualized growth rate of 10.1%, within our long-term target of 10% to 12%,” added Mr. Hultquist.  “Our loan growth for the second quarter was driven by strong, broad-based demand for commercial and industrial loans and was partially offset by loan payoffs.”

Net Interest Income of $32.1 million

Net interest income for the second quarter of 2018 totaled $32.1 million, compared to $32.4 million for the first quarter of 2018 and $28.0 million for the second quarter of 2017. The slight decrease in net interest income was primarily due to an increase in funding costs, driven by the Federal Reserve's March and June rate hikes, partially offset by an increase in average loan balances and the impact of higher loan yields. Acquisition-related net accretion totaled $0.5 million for the second quarter of 2018, compared to $0.7 million in the first quarter of 2018 and $1.6 million for the second quarter of 2017.  Excluding acquisition-related net accretion, net interest income of $31.5 million for the second quarter of 2018 decreased 0.5%, compared to $31.7 million for the first quarter of 2018.

Net interest income totaled $64.5 million for the six months ended June 30, 2018, compared to $55.7 million for the six months ended June 30, 2017.

Net interest margin for the second quarter of 2018, excluding acquisition-related net accretion, was 3.46%, down ten basis points from the first quarter of 2018. This margin compression was primarily due to increases in the cost of funds  (due to both mix and rate), as well as reduced loan fee income and higher loan fee amortization on a linked quarter basis.

“Our core loan yields, excluding acquisition-related accretion and loan fee amortization,  increased by 13 basis points on a linked-quarter basis,” stated Todd A. Gipple, Executive Vice President, Chief Operating Officer and Chief Financial Officer. “However, the competition for deposits remains fierce and consequently our overall cost of interest-bearing liabilities increased  by 18 basis points during the quarter.”

Annualized Noninterest Income Growth of 17.4%
 Swap Fee Income of $1.6 million

Noninterest income for the second quarter of 2018 totaled $8.9 million, compared to $8.5 million for the first quarter of 2018.  The increase was primarily due to $0.7 million in higher swap fee income, partially offset by the lack of gains on the sale of government guaranteed loans. Wealth management revenue was $3.1 million for the quarter, a slight decrease from the first quarter of 2018. Noninterest income increased 31.4% from $6.8 million in the second quarter of 2017. The increase was primarily attributable to higher wealth management revenue and swap fee income.

Noninterest income totaled $17.5 million for the six months ended June 30, 2018, compared to $14.1 million for the six months ended June 30, 2017.

“We delivered annualized noninterest income growth of 17.4% for the second quarter, driven primarily by higher swap fee income. Swap fee income and gains on the sale of government guaranteed loans totaled $3.0 million for the first six months of 2018, well ahead of our annualized expectation of $4.0 million,” added Mr. Gipple. “We are pleased with our wealth management revenue growth of nearly 20% year-to-date and look forward to the addition of the Bates Companies into our Rockford Bank & Trust wealth management group, as that acquisition is expected to close in the third quarter.”

Noninterest Expenses Well-Controlled and Total $26.4 million for the Second Quarter

Noninterest expenses for the second quarter of 2018 totaled $26.4 million, compared to $25.9 million and $21.4 million for the first quarter of 2018 and second quarter of 2017, respectively. The linked quarter increase in noninterest expenses was primarily attributable to a $0.5 million increase in acquisition and post-acquisition compensation, transition and integration costs.

Asset Quality Remains Solid

Nonperforming assets (“NPAs”) totaled $26.8 million, a decrease of $4.2 million from the first quarter of 2018, primarily due to the upgrade of one large credit that was taken out of troubled debt restructure status.  The ratio of NPAs to total assets was 0.65% at June 30, 2018, which was down from 0.77% at March 31, 2018 and 0.75% at June 30, 2017.

The Company’s provision for loan and lease losses totaled $2.3 million for the second quarter of 2018, which was down $239 thousand from the prior quarter, and up $278 thousand compared to the second quarter of 2017.  The linked quarter decline in the provision for loan and lease losses was due to improved credit quality and a slower pace of loan growth. As of June 30, 2018, the Company’s allowance to total loans and leases was 1.21%, which was relatively flat from 1.20% at March 31, 2018 and down from 1.31% at June 30, 2017.

In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of Community State Bank and Guaranty Bank were recorded at market value; therefore, there was no allowance associated with the acquired loans at the acquisition date. Management continues to evaluate the allowance needed on the acquired loans factoring in the net remaining discount ($6.6 million at June 30, 2018).  When factoring this remaining discount into the Company’s allowance to total loans and leases calculation, the Company’s allowance as a percentage of total loans and leases increases from 1.21% to 1.42%.

Capital Levels Remain Strong

As of June 30, 2018, the Company’s total risk-based capital ratio was 11.33%, the common equity tier 1 ratio was 9.27%, and the tangible common equity to tangible assets ratio was 8.18%.  By comparison, these respective ratios were 11.25%, 9.14% and 8.10% as of March 31, 2018.

Continued Focus on Seven Key Initiatives

The Company continues to focus on the following long-term initiatives in an effort to improve profitability and drive increased shareholder value:

  Strong organic loan and lease growth in order to maintain loans and leases to total assets ratio in the range of 73% - 78%
  Grow core deposits to maintain reliance on wholesale funding at less than 15% of assets
  Generate gains on sale of government guaranteed loans, and fee income on interest rate swaps, as a significant and consistent component of core revenue
  Grow wealth management net income by 10% annually
  Carefully manage noninterest expense growth
  Maintain asset quality metrics at better than peer levels
  Participate as an acquirer in the consolidation taking place in our industry to further boost ROAA, improve efficiency ratio, and increase EPS

Conference Call Details

The Company will host an earnings call/webcast tomorrow, July 20, 2018, at 9:00 a.m. central time.  Dial-in information for the call is toll-free 888-317-6016 (international 412-317-6016).  Participants should request to join the QCR Holdings, Inc. call. The event will be  available for digital replay through August 3, 2018.  The replay access information is toll-free 877-344-7529 (international 412-317-0088); access code 10121802.  A webcast of the teleconference can be accessed at the Company’s News and Events page at http://www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny, Springfield and Rockford communities through its wholly owned subsidiary banks which provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Rockford Bank & Trust Company, based in Rockford, Illinois, commenced operations in 2005.   Quad City Bank & Trust Company also provides correspondent banking services.  In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin.  Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. The Company enhanced its presence in Cedar Rapids, Iowa with the acquisition of Guaranty Bank & Trust Company in October 2017, which merged with Cedar Rapids Bank & Trust in December 2017.  In July 2018, QCR Holdings completed a merger with Springfield Bancshares, Inc., the holding company of SFC Bank of Springfield, Missouri. With the addition of SFC Bank, QCR Holdings has 27 locations in Illinois, Iowa, Wisconsin and Missouri.  As of July 1, 2018, QCR Holdings had approximately $4.7 billion in assets, $3.6 billion in loans and $3.7 billion in deposits.  For additional information, please visit our website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements.  This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local, national and international economies; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contacts:

Todd A. Gipple
Executive Vice President
Chief Operating Officer
Chief Financial Officer
(309) 743-7745
tgipple@qcrh.com

Christopher J. Lindell
Executive Vice President
Corporate Communications
(319) 743-7006
clindell@qcrh.com

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017

	(dollars in thousands)
CONDENSED BALANCE SHEET

Cash and due from banks	$69,069	$61,846	$75,722	$56,275	$77,161
Federal funds sold and interest-bearing deposits	51,667	59,557	85,962	61,789	72,354
Securities	657,997	640,906	652,382	583,936	593,485
Net loans/leases	3,077,247	3,018,370	2,930,130	2,641,772	2,520,209
Core deposit intangible	8,470	8,774	9,079	6,689	6,919
Goodwill	28,091	28,334	28,334	13,111	13,111
Other assets	214,342	208,527	201,056	186,891	173,948
Total assets	$4,106,883	$4,026,314	$3,982,665	$3,550,463	$3,457,187

Total deposits	$3,298,276	$3,280,001	$3,266,655	$2,894,268	$2,870,234
Total borrowings	380,392	334,802	309,479	296,145	230,263
Other liabilities	58,627	51,083	53,244	47,011	51,607
Total stockholders' equity	369,588	360,428	353,287	313,039	305,083
Total liabilities and stockholders' equity	$4,106,883	$4,026,314	$3,982,665	$3,550,463	$3,457,187

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial loans	$1,273,000	$1,201,086	$1,134,516	$1,034,530	$942,539
Commercial real estate loans	1,349,319	1,357,703	1,303,492	1,157,855	1,131,906
Direct financing leases	133,197	137,615	141,448	147,063	153,337
Residential real estate loans	257,434	254,484	258,646	239,958	233,871
Installment and other consumer loans	92,952	95,912	118,611	89,606	84,047
Deferred loan/lease origination costs, net of fees	8,890	8,103	7,773	7,742	7,866
Total loans/leases	$3,114,792	$3,054,903	$2,964,486	$2,676,754	$2,553,566
Less allowance for estimated losses on loans/leases	37,545	36,533	34,356	34,982	33,357
Net loans/leases	$3,077,247	$3,018,370	$2,930,130	$2,641,772	$2,520,209

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$35,667	$36,868	$38,097	$39,340	$41,944
Municipal securities	458,510	438,736	445,049	379,694	381,254
Residential mortgage-backed and related securities	158,534	157,333	163,301	158,969	164,415
Other securities	5,286	7,969	5,935	5,933	5,872
Total securities	$657,997	$640,906	$652,382	$583,936	$593,485

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$746,822	$784,815	$789,548	$715,537	$760,625
Interest-bearing demand deposits	1,865,382	1,789,019	1,855,893	1,614,894	1,526,103
Time deposits	519,999	496,644	516,058	430,270	478,580
Brokered deposits	166,073	209,523	105,156	133,567	104,926
Total deposits	$3,298,276	$3,280,001	$3,266,655	$2,894,268	$2,870,234

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$46,600	$56,600	$56,600	$58,600	$57,000
Overnight FHLB advances (1)	207,500	159,745	135,400	110,455	49,500
Wholesale structured repurchase agreements	35,000	35,000	35,000	45,000	45,000
Customer repurchase agreements	2,186	3,820	7,003	3,671	4,897
Federal funds purchased	15,400	13,040	6,990	12,340	13,320
Junior subordinated debentures	37,581	37,534	37,486	33,579	33,546
Other borrowings	36,125	29,063	31,000	32,500	27,000
Total borrowings	$380,392	$334,802	$309,479	$296,145	$230,263

(1) The weighted-average rate of these overnight borrowings was 2.09% as of June 30, 2018; 1.90% as of March 31, 2018; 1.63% as of December 31, 2017; 1.32% as of September 30, 2017; and 1.31% as of June 30, 2017.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$40,799	$39,546	$37,878	$33,841	$32,453
Interest expense	8,714	7,143	6,085	5,285	4,406
Net interest income	32,085	32,403	31,793	28,556	28,047
Provision for loan/lease losses	2,301	2,540	2,255	2,087	2,023
Net interest income after provision for loan/lease losses	$29,784	$29,863	$29,538	$26,469	$26,024

Trust department fees	$2,058	$2,237	$2,034	$1,722	$1,692
Investment advisory and management fees	1,058	952	1,071	969	868
Deposit service fees	1,610	1,531	1,622	1,522	1,459
Gain on sales of residential real estate loans	102	101	101	98	113
Gain on sales of government guaranteed portions of loans	-	358	34	92	87
Swap fee income	1,649	959	2,460	194	327
Securities gains (losses), net	-	-	(63)	(63)	38
Earnings on bank-owned life insurance	399	418	445	428	459
Debit card fees	844	766	741	755	743
Correspondent banking fees	213	265	231	239	200
Other	979	954	1,038	746	796
Total noninterest income	$8,912	$8,541	$9,714	$6,702	$6,782

Salaries and employee benefits	$15,804	$15,978	$16,060	$13,424	$12,931
Occupancy and equipment expense	3,133	3,066	3,221	2,516	2,699
Professional and data processing fees	2,771	2,708	3,382	2,951	2,341
Acquisition costs	414	93	661	408	-
Post-acquisition compensation, transition and integration costs	165	-	3,787	523	-
FDIC insurance, other insurance and regulatory fees	840	756	795	690	646
Loan/lease expense	260	291	352	257	260
Net cost of operation of other real estate	(70)	132	120	(160)	28
Advertising and marketing	753	693	778	670	568
Bank service charges	466	441	439	460	447
Correspondent banking expense	204	205	203	204	202
CDI amortization	305	305	308	231	231
Other	1,325	1,195	1,245	1,221	1,052
Total noninterest expense	$26,370	$25,863	$31,351	$23,395	$21,405

Net income before taxes	$12,326	$12,541	$7,901	$9,776	$11,401
Income tax expense (benefit)	1,881	1,991	(2,001)	1,922	2,635
Net income	$10,445	$10,550	$9,902	$7,854	$8,766

Basic EPS	$0.75	$0.76	$0.72	$0.60	$0.67
Diluted EPS	$0.73	$0.74	$0.70	$0.58	$0.65

Weighted average common shares outstanding	13,919,565	13,888,661	13,845,497	13,151,350	13,170,283
Weighted average common and common equivalent shares outstanding	14,232,423	14,205,584	14,193,191	13,507,955	13,532,324

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2018	2017

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$80,345	$63,798
Interest expense	15,857	8,082
Net interest income	64,488	55,716
Provision for loan/lease losses	4,841	4,128
Net interest income after provision for loan/lease losses	$59,647	$51,588

Trust department fees	$4,295	$3,432
Investment advisory and management fees	2,010	1,830
Deposit service fees	3,142	2,775
Gain on sales of residential real estate loans	203	209
Gain on sales of government guaranteed portions of loans	358	1,038
Swap fee income	2,608	441
Securities gains, net	-	38
Earnings on bank-owned life insurance	817	929
Debit card fees	1,610	1,446
Correspondent banking fees	477	445
Other	1,934	1,483
Total noninterest income	$17,454	$14,066

Salaries and employee benefits	$31,782	$26,238
Occupancy and equipment expense	6,198	5,201
Professional and data processing fees	5,479	4,424
Acquisition costs	506	-
Post-acquisition compensation, transition and integration costs	165	-
FDIC insurance, other insurance and regulatory fees	1,597	1,267
Loan/lease expense	551	554
Net cost of operation of other real estate	62	42
Advertising and marketing	1,446	1,177
Bank service charges	907	871
Correspondent banking expense	409	400
CDI amortization	609	462
Other	2,523	2,042
Total noninterest expense	$52,234	$42,678

Net income before taxes	$24,867	$22,976
Income tax expense	3,872	5,025
Net income	$20,995	$17,951

Basic EPS	$1.51	$1.36
Diluted EPS	$1.48	$1.33

Weighted average common shares outstanding	13,904,113	13,151,833
Weighted average common and common equivalent shares outstanding	14,219,003	13,502,505

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

For the Quarter Ended	For the Six Months Ended
June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
2018	2018	2017	2017	2017	2018	2017

(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	13,973,940	13,936,957	13,918,168	13,201,959	13,175,234
Book value per common share (1)	$26.45	$25.86	$25.38	$23.71	$23.16
Tangible book value per common share (2)	$23.83	$23.20	$22.70	$22.21	$21.64
Closing stock price	$47.45	$44.85	$42.85	$45.50	$47.40
Market capitalization	$663,063	$625,073	$596,393	$600,689	$624,506
Market price / book value	179.41%	173.43%	168.81%	191.89%	204.70%
Market price / tangible book value	199.10%	193.33%	188.81%	204.85%	219.08%
Earnings per common share (basic) LTM (3)	$2.83	$2.74	$2.69	$2.62	$2.49
Price earnings ratio LTM (3)	16.77	x	16.37	x	15.93	x	17.37	x	19.11	x
TCE / TA (4)	8.18%	8.10%	8.01%	8.31%	8.29%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$360,428	$353,287	$313,039	$305,083	$295,840
Net income	10,445	10,550	9,902	7,854	8,766
Other comprehensive income (loss), net of tax	(1,335)	(3,201)	(295)	275	702
Common stock cash dividends declared	(836)	(834)	(693)	(658)	(657)
Proceeds from issuance of 678,670 shares of common stock, net of costs, as a result of the acquisition of Guaranty Bank & Trust	-	-	30,741	-	-
Other (5)	886	626	593	485	432
Ending balance	$369,588	$360,428	$353,287	$313,039	$305,083

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	11.33%	11.25%	11.15%	11.49%	11.65%
Tier 1 risk-based capital ratio	10.31%	10.21%	10.14%	10.35%	10.51%
Tier 1 leverage capital ratio	9.22%	9.08%	8.98%	9.23%	9.34%
Common equity tier 1 ratio	9.27%	9.14%	9.10%	9.33%	9.46%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.03%	1.06%	1.01%	0.90%	1.04%	1.04%	1.08%
Return on average total equity (annualized)	11.45%	11.84%	11.67%	10.15%	11.65%	11.64%	12.13%
Net interest margin	3.37%	3.50%	3.41%	3.43%	3.54%	3.43%	3.59%
Net interest margin (TEY) (Non-GAAP)(7)	3.52%	3.64%	3.69%	3.71%	3.81%	3.58%	3.86%
Efficiency ratio (Non-GAAP) (8) (12)	64.32%	63.17%	75.53%	66.35%	61.46%	63.75%	61.16%
Gross loans and leases / total assets	75.84%	75.87%	74.43%	75.39%	73.86%	75.84%	73.86%
Effective tax rate (11)	15.26%	15.88%	-25.33%	19.66%	23.11%	15.57%	23.11%
Tax benefit related to stock options exercised and restricted stock awards vested (9)	200	133	406	191	90	333	623
Full-time equivalent employees (10)	666	639	641	580	585	666	585

AVERAGE BALANCES
Assets	$4,053,684	$3,994,691	$3,923,337	$3,503,148	$3,378,195	$4,024,188	$3,326,454
Loans/leases	3,077,517	3,019,376	2,930,711	2,629,626	2,488,828	3,048,447	2,443,608
Deposits	3,343,003	3,239,562	3,256,481	2,882,106	2,835,711	3,291,283	2,763,861
Total stockholders' equity	365,031	356,525	339,468	309,596	300,868	360,778	295,887

(1) Includes accumulated other comprehensive income (loss).
(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets.
(3) LTM : Last twelve months.
(4) TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5) Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6) Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8) See GAAP to Non-GAAP reconciliations.
(9) ASC 2016-09 became effective on January 1, 2017 and affects the accounting for stock compensation. This amount reflects the tax benefit recognized as a result of this new standard.
(10) Full-time equivalent employees increased in the 2nd quarter of 2018 due primarily to the addition of summer interns and several new positions created to build scale. Full-time equivalent employees increased in the 4th quarter of 2017 due to the acquisition of Guaranty, as well as the filling of open positions throughout the Company.
(11) The effective tax rate for the fourth quarter of 2017 and the full year were impacted by a $2.9 million tax benefit recorded as a result of the Tax Act.
(12) The efficiency ratio was unusually high in the fourth quarter of 2017 due to one-time acquisition costs and post-acquisition transition and integration costs totaling $4.4 million.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Fed funds sold	$18,561	$61	1.32%	$19,703	$56	1.15%	$18,742	$38	0.81%
Interest-bearing deposits at financial institutions	54,879	228	1.67%	49,531	197	1.61%	86,236	220	1.02%
Securities (1)	648,276	5,752	3.56%	649,035	5,839	3.65%	573,747	5,384	3.76%
Restricted investment securities	21,100	212	4.03%	21,830	234	4.35%	13,226	132	4.00%
Loans (1)	3,077,517	36,008	4.69%	3,019,376	34,573	4.64%	2,488,828	28,881	4.65%
Total earning assets (1)	$3,820,333	$42,261	4.44%	$3,759,475	$40,899	4.41%	$3,180,779	$34,655	4.37%

Interest-bearing deposits	$1,919,406	$4,089	0.85%	$1,828,228	$3,019	0.67%	$1,566,106	$1,835	0.47%
Time deposits	665,643	2,439	1.47%	616,661	1,862	1.22%	527,719	1,156	0.88%
Short-term borrowings	19,024	63	1.33%	17,271	33	0.77%	17,936	19	0.42%
Federal Home Loan Bank advances	174,826	882	2.02%	236,689	1,064	1.82%	76,739	354	1.85%
Other borrowings	67,044	733	4.39%	64,680	718	4.50%	72,000	696	3.88%
Junior subordinated debentures	37,558	508	5.43%	37,510	447	4.83%	33,530	347	4.15%
Total interest-bearing liabilities	$2,883,501	$8,714	1.21%	$2,801,039	$7,143	1.03%	$2,294,030	$4,407	0.77%

Net interest income / spread (1)		$33,547	3.23%		$33,756	3.38%		$30,248	3.60%
Net interest margin (2)			3.37%			3.50%			3.54%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.52%			3.64%			3.81%

	For the Six Months Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Fed funds sold	$19,132	$118	1.24%	$14,917	$53	0.72%
Interest-bearing deposits at financial institutions	52,205	425	1.64%	89,394	418	0.94%
Securities (1)	648,656	11,418	3.55%	567,101	10,543	3.75%
Restricted investment securities	21,465	446	4.19%	13,549	262	3.90%
Loans (1)	3,048,447	70,753	4.68%	2,443,608	56,741	4.68%
Total earning assets (1)	$3,789,905	$83,160	4.42%	$3,128,569	$68,017	4.38%

Interest-bearing deposits	$1,873,817	$7,109	0.77%	$1,486,876	$2,974	0.40%
Time deposits	641,152	4,301	1.35%	519,419	2,249	0.87%
Short-term borrowings	18,148	95	1.06%	21,562	43	0.40%
Federal Home Loan Bank advances	205,758	1,946	1.91%	95,548	758	1.60%
Other borrowings	65,862	1,451	4.44%	73,381	1,379	3.79%
Junior subordinated debentures	37,534	955	5.13%	33,514	680	4.09%
Total interest-bearing liabilities	$2,842,271	$15,857	1.13%	$2,230,300	$8,083	0.73%

Net interest income / spread (1)		$67,303	3.29%		$59,934	3.65%
Net interest margin (2)			3.43%			3.59%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.58%			3.86%

(1) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period prior to March 31, 2018 and 21% for periods including and after March 31, 2018.
(2) See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017

	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES
Beginning balance	$36,533	$34,356	$34,982	$33,357	$32,059
Provision charged to expense	2,301	2,540	2,255	2,087	2,023
Loans/leases charged off	(1,525)	(436)	(2,979)	(650)	(851)
Recoveries on loans/leases previously charged off	236	73	98	188	126
Ending balance	$37,545	$36,533	$34,356	$34,982	$33,357

NONPERFORMING ASSETS
Nonaccrual loans/leases	$12,554	$12,759	$11,441	$20,443	$13,217
Accruing loans/leases past due 90 days or more	20	41	89	423	424
Troubled debt restructures - accruing	1,327	5,276	7,113	7,563	6,915
Total nonperforming loans/leases	13,901	18,076	18,643	28,429	20,556
Other real estate owned	12,750	12,750	13,558	5,135	5,174
Other repossessed assets	150	200	80	120	123
Total nonperforming assets	$26,801	$31,026	$32,281	$33,684	$25,853

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.65%	0.77%	0.81%	0.95%	0.75%
Allowance / total loans/leases (1)	1.21%	1.20%	1.16%	1.31%	1.31%
Allowance / nonperforming loans/leases (1)	270.09%	202.11%	184.28%	123.05%	162.27%
Net charge-offs as a % of average loans/leases	0.04%	0.01%	0.10%	0.02%	0.03%

(1) Upon acquisition and per GAAP, acquired loans are recorded at market value which eliminated the allowance and impacts these ratios.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

		For the Quarter Ended			For the Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
	SELECT FINANCIAL DATA - SUBSIDIARIES	2018	2018	2017	2018	2017

		(dollars in thousands)
	TOTAL ASSETS

	Quad City Bank and Trust (1)	$1,563,643	$1,526,830	$1,400,308
	m2 Lease Funds, LLC	234,566	224,301	215,689
	Cedar Rapids Bank and Trust	1,345,431	1,331,209	993,769
	Community State Bank - Ankeny	712,139	696,979	642,761
	Rockford Bank and Trust	484,123	468,112	426,160

	TOTAL DEPOSITS

	Quad City Bank and Trust (1)	$1,283,766	$1,302,005	$1,205,516
	Cedar Rapids Bank and Trust	1,080,685	1,058,251	789,750
	Community State Bank - Ankeny	596,291	563,540	554,767
	Rockford Bank and Trust	376,240	379,552	346,893

	TOTAL LOANS & LEASES

	Quad City Bank and Trust (1)	$1,184,879	$1,150,120	$1,045,625
	m2 Lease Funds, LLC	233,297	223,654	214,253
	Cedar Rapids Bank and Trust	1,034,057	1,011,971	728,562
	Community State Bank - Ankeny	509,207	513,951	442,845
	Rockford Bank and Trust	386,649	378,860	336,534

	TOTAL LOANS & LEASES / TOTAL ASSETS

	Quad City Bank and Trust (1)	76%	75%	75%
	Cedar Rapids Bank and Trust	77%	76%	73%
	Community State Bank - Ankeny	72%	74%	69%
	Rockford Bank and Trust	80%	81%	79%

	ALLOWANCE AS A PERCENTAGE OF LOANS/LEASES

	Quad City Bank and Trust (1)	1.12%	1.16%	1.28%
	m2 Lease Funds, LLC	1.49%	1.67%	1.60%
	Cedar Rapids Bank and Trust (2)	1.28%	1.24%	1.58%
	Community State Bank - Ankeny (2)	1.02%	0.95%	0.71%
	Rockford Bank and Trust	1.50%	1.51%	1.59%

	RETURN ON AVERAGE ASSETS

	Quad City Bank and Trust (1)	1.30%	1.37%	1.26%	1.33%	1.24%
	Cedar Rapids Bank and Trust	1.46%	1.45%	1.23%	1.45%	1.28%
	Community State Bank - Ankeny	1.27%	1.10%	1.26%	1.19%	1.28%
	Rockford Bank and Trust	0.74%	0.61%	0.82%	0.68%	0.84%

	NET INTEREST MARGIN PERCENTAGE (3)

	Quad City Bank and Trust (1)	3.45%	3.51%	3.63%	3.48%	3.67%
	Cedar Rapids Bank and Trust (5)	3.51%	3.70%	3.66%	3.60%	3.70%
	Community State Bank - Ankeny (4)	4.31%	4.40%	5.06%	4.36%	5.21%
	Rockford Bank and Trust	3.13%	3.29%	3.40%	3.21%	3.41%

	ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET
	INTEREST MARGIN, NET

	Cedar Rapids Bank and Trust	$209	$243	$6	$452	$15
	Community State Bank - Ankeny	382	504	1,580	886	3,635
	QCR Holdings, Inc. (6)	(46)	(48)	(33)	(94)	(66)

(1)	Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Lease Funds, LLC is also presented separately for certain (applicable) measurements.
(2)	Upon acquisition and per GAAP, acquired loans are recorded at market value, which eliminated the allowance and impacts this ratio.
(3)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period prior to March 31, 2018 and 21% for periods including and after March 31, 2018.
(4)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin would have been 3.96% for the quarter ended June 30, 2018 and 4.04% for the quarter ended March 31, 2018. Excluding those adjustments, net interest margin would have been 4.05% for the six months ended June 30, 2018.
(5)	Cedar Rapids Bank and Trust's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin would have been 3.44% for the quarter ended June 30, 2018 and 3.54% for the quarter ended March 31, 2018. Excluding those adjustments, net interest margin would have been 3.53% for the six months ended June 30, 2018.
(6)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
GAAP TO NON-GAAP RECONCILIATIONS	2018	2018	2017	2017	2017

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$369,588	$360,428	$353,287	$313,039	$305,083
Less: Intangible assets	36,561	37,108	37,413	19,800	20,030
Tangible common equity (non-GAAP)	$333,027	$323,320	$315,874	$293,239	$285,053

Total assets (GAAP)	$4,106,883	$4,026,314	$3,982,665	$3,550,463	$3,457,187
Less: Intangible assets	36,561	37,108	37,413	19,800	20,030
Tangible assets (non-GAAP)	$4,070,322	$3,989,206	$3,945,252	$3,530,663	$3,437,157

Tangible common equity to tangible assets ratio (non-GAAP)	8.18%	8.10%	8.01%	8.31%	8.29%

	For the Quarter Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
CORE NET INCOME (2)	2018	2018	2017	2017	2017	2018	2017

Net income (GAAP)	$10,445	$10,550	$9,902	$7,854	$8,766	$20,995	$17,951

Less nonrecurring items (post-tax) (3):
Income:
Securities gains, net	$-	$-	$(41)	$(41)	$25	$-	$25
Total nonrecurring income (non-GAAP)	$-	$-	$(41)	$(41)	$25	$-	$25

Expense:
Acquisition costs (4)	327	73	430	265	-	400	-
Post-acquisition compensation, transition and integration costs	130	-	2,462	340	-	130	-
Total nonrecurring expense (non-GAAP)	$457	$73	$2,892	$605	$-	$530	$-

Adjustment of tax expense related to the Tax Act	$-	$-	$2,919	$-	$-	$-	$-

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (2)	$10,902	$10,623	$9,916	$8,500	$8,741	$21,525	$17,926

CORE EARNINGS PER COMMON SHARE (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$10,902	$10,623	$9,916	$8,500	$8,741	$21,525	$17,926

Weighted average common shares outstanding	13,919,565	13,888,661	13,845,497	13,151,350	13,170,283	13,904,113	13,151,833
Weighted average common and common equivalent shares outstanding	14,232,423	14,205,584	14,193,191	13,507,955	13,532,324	14,219,003	13,502,505

Core earnings per common share (non-GAAP):
Basic	$0.78	$0.76	$0.72	$0.65	$0.66	$1.55	$1.36
Diluted	$0.77	$0.75	$0.70	$0.63	$0.65	$1.51	$1.33

CORE RETURN ON AVERAGE ASSETS (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$10,902	$10,623	$9,916	$8,500	$8,741	$21,525	$17,926

Average Assets	$4,053,684	$3,994,691	$3,923,337	$3,503,148	$3,378,195	$4,024,188	$3,326,454

Core return on average assets (annualized) (non-GAAP)	1.08%	1.06%	1.01%	0.97%	1.03%	1.07%	1.08%

NET INTEREST MARGIN (TEY) (6)

Net interest income (GAAP)	$32,085	$32,403	$31,793	$28,556	$28,047	$64,488	$55,716

Plus: Tax equivalent adjustment (5)	1,462	1,353	2,585	2,311	2,201	2,815	4,218

Net interest income - tax equivalent (Non-GAAP)	$33,547	$33,756	$34,378	$30,867	$30,248	$67,303	$59,934

Average earning assets	$3,820,333	$3,759,475	$3,699,193	$3,303,014	$3,180,779	$3,789,905	$3,128,569

Net interest margin (GAAP)	3.37%	3.50%	3.41%	3.43%	3.54%	3.43%	3.59%
Net interest margin (TEY) (Non-GAAP)	3.52%	3.64%	3.69%	3.71%	3.81%	3.58%	3.86%

EFFICIENCY RATIO (7)

Noninterest expense (GAAP)	$26,370	$25,863	$31,351	$23,395	$21,405	$52,234	$42,678

Net interest income (GAAP)	$32,085	$32,403	$31,793	$28,556	$28,047	$64,488	$55,716
Noninterest income (GAAP)	8,912	8,541	9,714	6,702	6,782	17,454	14,066
Total income	$40,997	$40,944	$41,507	$35,258	$34,829	$81,942	$69,782

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	64.32%	63.17%	75.53%	66.35%	61.46%	63.75%	61.16%

(1) This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.
(2) Core net income, core net income attributable to QCR Holdings, Inc. common stockholders, core earnings per common share and core return on average assets are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(3) Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 35% for periods prior to March 31, 2018 and 21% for periods including and after March 31, 2018.
(4) Acquisition costs were analyzed individually for deductibility. Presented amounts are tax-effected accordingly.
(5) Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period prior to March 31, 2018 and 21% for periods including and after March 31, 2018.
(6) Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.
(7) Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.